Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-216050 of our report dated January 9, 2017, relating to the balance sheet of Liberty Oilfield Services Inc., as of December 31, 2016 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

May 23, 2017